EXHIBIT 13



                                EDGEWOOD SERVICES, INC.
                               Federated Investors Tower
                          Pittsburgh, Pennsylvania 15222-3779


                                  September 18, 1997


Deutsche Portfolios
Cardinal Avenue
Grand Cayman, Cayman Islands

Gentlemen:

         Edgewood Services, Inc. agrees to invest $1.00 in each of the portfolios listed below:

Provesta Portfolio (US Dollar)
Investa Portfolio (US Dollar)
Japanese Equity Portfolio (US Dollar)
Global Bond Portfolio (US Dollar)
European Bond Portfolio (US Dollar)
Top 50 World Portfolio (US Dollar)
Top 50 Europe Portfolio (US Dollar)
Top 50 Asia Portfolio (US Dollar)
Top 50 US Portfolio (US Dollar)
US Money Market Portfolio (US Dollar)

         This investment was made for investment purposes and Edgewood Services, Inc. has no present intention of selling its interest in the portfolios.



                                   Very truly yours,

                                   /s/ S. Elliott Cohan
                                   S. Elliott Cohan
                                   Secretary

                                                          EXHIBIT 13



                                Deutsche Funds, Inc.
                               Federated Investors Tower
                          Pittsburgh, Pennsylvania 15222-3779








                                  September 22, 1997


Deutsche Portfolios
Cardinal Avenue
Grand Cayman, Cayman Islands

Gentlemen:

         The following series of the Deutsche Funds, Inc. purchased the following initial interests in the corresponding portfolios of the Deutsche
Portfolios:

Series:                            Portfolio:                              Interest:
Deutsche European Mid-Cap Fund     Provesta Portfolio (US Dollar)          $11,111
Deutsche German Equity Fund        Investa Portfolio (US Dollar)           $11,111
Deutsche Japanese Equity Fund      Japanese Equity Portfolio (US Dollar)   $11,111
Deutsche Global Bond Fund          Global Bond Portfolio (US Dollar)       $11,111
Deutsche European Bond Fund        European Bond Portfolio (US Dollar)     $11,111
Deutsche Top 50 World              Top 50 World Portfolio (US Dollar)      $11,112
Deutsche Top 50 Europe             Top 50 Europe Portfolio (US Dollar)     $11,111
Deutsche Top 50 Asia               Top 50 Asia Portfolio (US Dollar)       $11,111
Deutsche Top 50 US                 Top 50 US Portfolio (US Dollar)         $11,111
Deutsche US Money Market Fund      US Money Market Portfolio (US Dollar)   $100
Deutsche Institutional US
Money Market Fund                  US Money Market Portfolio (US Dollar)   $100



         These interests were purchased for investment purposes and each series has no present intention of redeeming these interests.



                                                   Very truly yours,

                                                   Deutsche Funds, Inc.


                                                   /S/ BRIAN A. LEE
                                                       Brian A. Lee
                                                       President